Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-234367) pertaining to the Cabaletta Bio, Inc. 2018 Stock Option and Incentive Plan, the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan, and the Cabaletta Bio, Inc. 2019 Employee Stock Purchase Plan,
(2)
Registration Statement (Form S-8 No. 333-237484) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan and the Cabaletta Bio, Inc. 2019 Employee Stock Purchase Plan,
(3)
Registration Statement (Form S-8 No. 333-254342) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan and the Cabaletta Bio, Inc. 2019 Employee Stock Purchase Plan,
(4)
Registration Statement (Form S-8 No. 333-263637) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan,
(5)
Registration Statement (Form S-8 No. 333-270595) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan,
(6)
Registration Statement (Form S-8 No. 333-273863) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan,
(7)
Registration Statement (Form S-8 No. 333-278124) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan,
(8)
Registration Statement (Form S-8 No. 333-286246) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan,
(9)
Registration Statement (Form S-3 No. 333-278126) of Cabaletta Bio, Inc., and
(10)
Registration Statement (Form S-3 No. 333-289339) of Cabaletta Bio, Inc.;

of our report dated March 23, 2026, with respect to the consolidated financial statements of Cabaletta Bio, Inc. included in this Annual Report (Form 10-K) of Cabaletta Bio, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 23, 2026